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                                    EXHIBIT 10.23

                        TRADEMARK LICENSING AGREEEMENT BETWEEN

                     HOMELIFE, INC. AND HOMELIFE SECURITIES, INC.
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                            TRADEMARK LICENSING AGREEMENT


This trademark licensing agreement is between HomeLife, Inc. ("HomeLife") 4100 Newport Place, Suite 730, Newport Beach, CA 92660, and HomeLife Securities, Inc. ("Securities") 397 Eglinton Avenue East, Toronto, Ontario, Canada, M4P 1M6.

     WHEREAS HomeLife wishes to license certain trademarks from by Securities, and Securities agrees to license certain trademarks to HomeLife, Securities states the terms under which it is willing to license the trademarks to HomeLife.


                           TERMS OF THE LICENSING AGREEMENT

1) The trademarks to be licensed are "Blueprint to Selling Your Home", "Blueprint to Buying a Home", "Family Life HR", "Family HomeLife Realty Services" (words and design), "Family HomeLife realty Services" (words only), "Focus 20/20", "Higher Standards", "HomeLife" (words only)' "HomeLife (words and design), "HomeLife Higher Standards", "HomeLife Realty Service", and "It's What Everyone's Looking For".

2) The term of this agreement shall be for the eight years commencing on the date of this agreement.

3) There shall be no cost to HomeLife for the licensing of these trademarks during the term of this agreement. Thereafter, Securities may renew the license at the fair market value, to be determined by HomeLife and Securities.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement on the 30th day of October 1995.

HomeLife, Inc.                     HomeLife Securities, Inc.




  /s/ Andrew Cimerman                /s/ Andrew Cimerman
-----------------------            -----------------------
    Andrew Cimerman                    Andrew Cimerman